EXHIBIT 99.1


ADVANCED PROMOTION
TECHNOLOGIES, INC
[LOGO]                                                          PRESS RELEASE
                                                        FOR IMMEDIATE RELEASE

                                         CONTACT: JESSE GRANT  (954) 969-3003
                                     ADVANCED  PROMOTION TECHNOLOGIES,   INC.
                               3001 S.W. 10TH STREET, POMPANO BEACH, FL 33069



                      ADVANCED PROMOTION TECHNOLOGIES, INC.
                         FILES FOR CHAPTER 11 PROTECTION



Pompano Beach, FL, August 16, 1996 -- Advanced Promotion Technologies, Inc., (OTCBB:APTZ), developer and marketer for the Vision Value Network /trademark/, an electronic marketing and financial services network for supermarkets, today announced that is has filed with the United States Bankruptcy Court for the Southern District of Florida for Chapter 11 protection under the U.S. Bankruptcy Code.

The Company requires additional financing in the near term to continue operations. The Company is currently engaged in an effort to obtain Debtor-in-Possession Financing. The Company is unable, at this time, to speculate on the impact of such filing to existing shareholders.

If adequate funds are not available in a timely manner, the Company's business will be materially and adversely affected, and it will be forced to cease operations. There can be no assurance that additional financing will be available or, if available, that it will be approved by the bankruptcy court.